UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 14, 2008

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

At a meeting on March 14, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Semtech Corporation (the “Company”) took the following actions, including actions with regard to the compensation of certain executive officers who were named in the Summary Compensation Table of the Company’s 2007 Proxy Statement (the “Named Executive Officers”).

Executive Stock Ownership Guidelines. The Committee approved executive stock ownership guidelines pursuant to which certain executives, including certain of the Named Executive Officers, is (within the next five years) to acquire a level of ownership of Company common stock that has a value equal to at least one times the executive’s base salary.

Restricted Stock Unit Awards to Named Executive Officers. In connection with approving the guidelines, the Committee granted restricted stock unit awards to certain executives, including the following Named Executive Officers, and may make future restricted stock unit awards in its discretion:

Named Executive Officer	Number of Restricted Stock Units Granted
Mohan Maheswaran Chief Executive Officer	6,400
Emeka Chukwu Vice President Finance and Chief Financial Officer	3,500
Jeffrey T. Pohlman Senior Vice President, Protection Products	3,600
J. Michael Wilson Senior Vice President, Power Management Products	3,600

Each restricted stock unit represents a contingent right to receive one share of Company common stock or, in the Committee’s discretion, cash of equivalent value at the time of payment. The restricted stock units vest on the five year anniversary of the grant date, subject to the executive’s continued employment through that date, and are generally payable six months after the executive’s employment with the Company terminates. The form of Restricted Stock Unit Award Certificate used to evidence the awards is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Form of Restricted Stock Unit Award Certificate

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

Exhibit 10.1	Form of Restricted Stock Unit Award Certificate

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